Exhibit 99.B(d)(76)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Oppenheimer Capital LLC

Dated June 30, 2008, as amended September 22, 2009

SEI Institutional Managed Trust

Small Cap Growth Fund

Small Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Oppenheimer Capital LLC

By:	By:

/s/ David F. McCann	/s/ Mary Ann Schreiber

Name:	Name:

David F. McCann	Mary Ann Schreiber

Title:	Title:

Vice President	Managing Director

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Oppenheimer Capital LLC

Dated June 30, 2008, as amended September 22, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small Cap Growth Fund	X.XX	%
Small Cap Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Oppenheimer Capital LLC

By:	By:

/s/ David F. McCann	/s/ Mary Ann Schreiber

Name:	Name:

David F. McCann	Mary Ann Schreiber

Title:	Title:

Vice President	Managing Director